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ASSETMARK FUNDS
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AssetMark Funds
2300 Contra Costa Boulevard, Suite 600
Pleasant Hill, California 94523-3967

March 29, 2010

Dear AssetMark Small/Mid Cap Value Fund Shareholders:

We are pleased to notify you of a recent change involving the investment management of the AssetMark Small/Mid Cap Value Fund.

As you know, Genworth Financial Wealth Management, Inc. (the “Advisor”), as investment advisor to the AssetMark Funds, identifies, hires, and monitors leading asset managers to serve as sub-advisors for the various AssetMark Funds. Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), the Advisor is permitted to change sub-advisors or sub-advisory agreements without obtaining approval from Fund shareholders, provided that the AssetMark Funds’ Board of Trustees approves the arrangement. The attached document provides information required by the Exemptive Order and SEC rules regarding the execution of a new sub-advisory agreement in connection with a change in ownership for a sub-advisor of the AssetMark Small/Mid Cap Value Fund (the “Small/Mid Cap Value Fund”).

On January 29, 2010, the Board of Trustees approved a new sub-advisory agreement with Advisory Research, Inc. (“ARI”), contingent upon the acquisition of ARI by Piper Jaffray Companies, a Minneapolis-based investment bank and investment securities firm.  The change of ownership occurred on March 1, 2010, resulting in the termination of the sub-advisory agreement that was then in effect.

The new sub-advisory agreement is now in effect and ARI has continued to manage its allocated portion of the Small/Mid Cap Value Fund’s portfolio without an interruption or reduction in the level of service provided.

I encourage you to read the attached information statement, which contains information about the new sub-advisory agreement with ARI.

Sincerely,

Carrie E. Hansen
President, AssetMark Funds

AssetMark Funds
2300 Contra Costa Boulevard, Suite 600
Pleasant Hill, California 94523-3967

INFORMATION STATEMENT

This Information Statement (the “Statement”) is being furnished on behalf of AssetMark Funds (the “Trust”) to inform shareholders about a recent change involving the investment management of the AssetMark Small/Mid Cap Value Fund (the “Small/Mid Cap Value Fund”).  The Board of Trustees of the Trust (the “Board”), on behalf of the Small/Mid Cap Value Fund, approved a new sub-advisory agreement (the “ARI Sub-Advisory Agreement”) between Advisory Research, Inc. (“ARI”) and Genworth Financial Wealth Management, Inc. (“GFWM” or the “Advisor”), contingent upon the acquisition of ARI by Piper Jaffray Companies, a Minneapolis-based investment bank and investment securities firm.  The change of ownership occurred on March 1, 2010, resulting in the termination of the sub-advisory agreement with ARI that was then in effect.  The ARI Sub-Advisory Agreement is now in effect and ARI has continued to manage its allocated portion of the Small/Mid Cap Value Fund’s portfolio without an interruption or reduction in the level of service provided.  The ARI Sub-Advisory Agreement was approved by the Board upon the recommendation of the Advisor, without shareholder approval, as is permitted by the exemptive order (the “Exemptive Order”) of the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), issued to the Trust and the Advisor. This Statement is being mailed on or about March 31, 2010 to shareholders of record of the Small/Mid Cap Value Fund as of February 26, 2010.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

GFWM is the investment advisor for each series of the Trust, including the Small/Mid Cap Value Fund.  The Advisor uses a “manager of managers” approach in managing the assets of the Trust’s series.  This approach permits GFWM to hire, terminate, or replace sub-advisors of the series that are not affiliated with the Trust or the Advisor other than by reason of serving as a sub-advisor to one or more funds, and to modify material terms and conditions of sub-advisory agreements relating to the management of the series.  Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as the investment advisor (including sub-advisor) of the mutual fund.  The Trust and the Advisor have obtained the Exemptive Order from the SEC, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated sub-advisors and modify sub-advisory arrangements without shareholder approval.  Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor oversees the provision of portfolio management services to the series by the sub-advisors.  The Advisor has ultimate responsibility (subject to oversight by the Board) to oversee the sub-advisors and recommend the hiring, termination, and replacement of sub-advisors.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or the Advisor (the “Independent Trustees”), approved the ARI Sub-Advisory Agreement between the Advisor and ARI on behalf of the Small/Mid Cap Value Fund.

The Trust and the Advisor have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety (90) days of entering into a new sub-advisory agreement, the affected fund will notify its shareholders of the changes. This Statement provides such notice and presents details regarding the ARI Sub-Advisory Agreement.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Advisor

The Advisor, located at 2300 Contra Costa Boulevard, Suite 600, Pleasant Hill, California 94523-3967, serves as the investment advisor for the Small/Mid Cap Value Fund.  The Advisor is a subsidiary of Genworth Financial, Inc., a publicly traded company located at 6620 West Broad Street, Richmond, Virginia 23230.  The Advisor is registered as an investment advisor with the Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisor’s primary business is to operate the GFWM investment platform, a managed account platform used by financial professionals, such as investment advisors and broker-dealers, to deliver state of the art financial planning, investment advisory, and asset allocation services to their clients.  Through the GFWM platform, investors can invest in, among other things, a variety of asset allocation models using open-end mutual funds. The AssetMark Funds are included among the many investment products made available through the GFWM platform.  Through the platform, GFWM provides investment consulting and administrative services to advisors and broker-dealers and administers in excess of $15 billion in investor assets, including mutual funds, variable annuities, exchange-traded funds, and privately managed accounts.

The Advisor provides investment advisory services to the Small/Mid Cap Value Fund pursuant to the Investment Advisory Agreement, dated October 20, 2006, between the Trust and the Advisor (the “Advisory Agreement”). The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the AssetMark Funds.  In so doing, the Advisor may hire one or more sub-advisors to carry out the investment program of each AssetMark Fund, subject to the approval of the Board. The Advisor continuously reviews, oversees and (where appropriate) administers the investment program of each AssetMark Fund. The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the AssetMark Funds.

Pursuant to the Advisory Agreement, the Advisor has overall supervisory responsibility for the general management and investment of each AssetMark Fund’s securities portfolio, and, subject to review and approval by the Board: (i) sets the Funds’ overall investment strategies; (ii) evaluates, selects, and recommends sub-advisors to manage all or a portion of the Funds’ assets; (iii) when appropriate, allocates and reallocates the Funds’ assets among sub-advisors; (iv) monitors and evaluates the performance of sub-advisors, including the sub-advisors’ compliance with the investment objectives, policies, and restrictions of the Funds; and (v) implements procedures to ensure that the sub-advisors comply with the Funds’ investment objectives, policies, and restrictions.

For providing these services to the Small/Mid Cap Value Fund, the Trust pays the Advisor advisory fees at the annual rate of 0.95% of the Small/Mid Cap Value Fund’s assets.  The Trust and the Advisor have entered into a Fee Waiver Agreement designed to provide Fund shareholders with the economic benefits of economies of scale that may be realized as Fund assets increase. Under the Fee Waiver Agreement, the Advisor has contractually agreed to:  (1) waive 0.025% of each Fund’s annual advisory fee on Trust assets in excess of $6 billion, and an additional 0.025% of each Fund’s annual advisory fee on Trust assets in excess of $12 billion; and (2) waive portions of its advisory fee to the extent necessary to ensure that the net fee payable to the Advisor does not exceed certain stated target maximum amounts, after taking into account negotiated fees paid to sub-advisors. The Fee Waiver Agreement is designed to pass on certain savings in the underlying sub-advisory fee arrangements over time.  In addition, the Advisor has agreed to waive a portion of its investment advisory fee, or to make payments to limit Fund expenses, so that the Small/Mid Cap Value Fund’s total expense ratio does not exceed 1.59% through July 31, 2010.  After July 31, 2010, these fee waivers may be discontinued by the Advisor at any time.  After giving effect to the fee waivers, the Small/Mid Cap Value Fund paid the Advisor advisory fees equal to $762,992 for the fiscal year ended March 31, 2009.  For the fiscal year ended March 31, 2009, the Small/Mid Cap Value Fund’s total expense ratio was below the maximum of 1.59%, and, as a result, the Advisor did not waive a portion of its investment advisory fees or make payments to limit Fund expenses.

The following Trustee and officers of the Trust are also officers and/or employees of the Advisor or its affiliates: Ronald D. Cordes serves as Trustee and Chairperson of the Trust, and as Principal of the Advisor; Carrie E. Hansen serves as President of the Trust, and as Senior Vice President and Chief Operations Officer of the Advisor; Starr Frohlich serves as Vice President and Treasurer of the Trust, and as Director of Fund Administration of the Advisor; Deborah Djeu serves as Vice President, Chief Compliance Officer, and AML Officer of the Trust, and is an employee of the Advisor; and Chris Villas-Chernak serves as Secretary and Deputy Chief Compliance Officer of the Trust, and is an employee of the Advisor.  The address of these individuals is 2300 Contra Costa Boulevard, Suite 600, Pleasant Hill, California 94523-3967.

Advisory Research, Inc.

ARI is located at 180 N. Stetson Avenue, Chicago, Illinois 60601.  ARI is a Delaware corporation and is registered as an investment advisor under the Advisers Act.

On March 16, 2006, the Trustees (including the Independent Trustees) approved the Advisor’s selection of ARI to act as a sub-advisor to the Small/Mid Cap Value Fund, and approved the related sub-advisory agreement between ARI and the Advisor (the “Previous ARI Sub-Advisory Agreement”).  ARI began sub-advising the Small/Mid Cap Value Fund on April 5, 2006.  ARI is independent of the Advisor and discharges its responsibilities subject to the oversight and supervision of the Advisor.

At a meeting held on January 29, 2010 (the “January Meeting”), the Board approved a new sub-advisory agreement with ARI, contingent upon the acquisition of ARI by Piper Jaffray Companies, a Minneapolis-based investment bank and investment securities firm.  The change of ownership occurred on March 1, 2010, resulting in the termination of the Previous ARI Sub-Advisory Agreement that was then in effect.  The ARI Sub-Advisory Agreement is now in effect and ARI has continued to manage its allocated portion of the Small/Mid Cap Value Fund’s portfolio without an interruption or reduction in the level of service provided.

ARI is compensated out of the fees the Advisor receives from the Small/Mid Cap Value Fund.  There will be no increase in the advisory fees paid by the Small/Mid Cap Value Fund to the Advisor as a consequence of the approval of the ARI Sub-Advisory Agreement.  The fees paid by the Advisor to ARI depend upon the fee rates negotiated by the Advisor and the percentage of the Small/Mid Cap Value Fund’s assets allocated to ARI by GFWM.

In managing its allocated portion of the Small/Mid Cap Value Fund’s portfolio, ARI seeks to provide capital appreciation by investing in a diversified portfolio of equity securities of small-to-medium capitalization companies.  ARI employs a “value style” investment strategy, which is a strategy of selecting stocks that ARI believes trade for less than their intrinsic value.

The name and principal occupation of the principal executive officers and directors of ARI are listed below.  The address of each principal executive officer, as it relates to the person’s position with ARI, is 180 N. Stetson Avenue, Chicago, Illinois 60601.

Name	Position(s) with ARI
Brien M. O’Brien	Chairman and Chief Executive Officer
David B. Heller	President
Chris D. Crawshaw	Secretary and Managing Director

The ARI Sub-Advisory Agreement

The ARI Sub-Advisory Agreement was approved by the Board at the January Meeting, which was called, among other reasons, for the purpose of approving such ARI Sub-Advisory Agreement through May 31, 2010.  The ARI Sub-Advisory Agreement will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval, and (i) a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Small/Mid Cap Value Fund, or (ii) the Board.  The ARI Sub-Advisory Agreement provides that it will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Small/Mid Cap Value Fund’s investment advisory agreement with the Advisor, except as otherwise provided by applicable law or the Exemptive Order.

The terms of the ARI Sub-Advisory Agreement are similar in all material respects to the terms of the Previous ARI Sub-Advisory Agreement.  Each agreement provides that ARI, subject to the oversight of the Advisor and the Board, is responsible for managing the investment operations of its allocated portion of the Small/Mid Cap Value Fund’s portfolio, and for making investment decisions and placing orders to purchase and sell securities, all in accordance with the investment objective and policies of the Small/Mid Cap Value Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board.  Each agreement provides that ARI is responsible for expenses related to its activities under the agreement other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Small/Mid Cap Value Fund.  Under each agreement, and in accordance with applicable laws and regulations, ARI provides the Advisor with all books and records relating to the transactions it executes and renders for presentation to the Board such periodic and special reports as the Board may reasonably request.

The ARI Sub-Advisory Agreement provides for ARI to be compensated based on the average daily net assets allocated to ARI.  ARI is compensated from the fees that the Advisor receives from the Small/Mid Cap Value Fund.

The ARI Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the Small/Mid Cap Value Fund, or the Advisor or (ii) ARI, on not less than 30 days’ nor more than 60 days’ written notice to the Advisor and the Trust.

The ARI Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its obligations and duties thereunder, ARI will not be liable for any loss arising out of any portfolio investment or disposition in connection with its activities as sub-advisor to the Small/Mid Cap Value Fund.

Board Approval of the ARI Sub-Advisory Agreement

At the January Meeting, GFWM recommended that the Board approve the ARI Sub-Advisory Agreement pursuant to which ARI would continue to serve as a sub-advisor for the Small/Mid Cap Value Fund.  The Advisor recommended that ARI continue to serve as a sub-advisor for the Small/Mid Cap Value Fund because, among other factors:  (1) the ARI personnel responsible for managing ARI’s allocated portion of the Small/Mid Cap Value Fund’s portfolio would continue to serve in their respective capacities following the change of ownership; (2) the terms of the ARI Sub-Advisory Agreement were similar, in all material respects other than the date, to the Previous ARI Sub-Advisory Agreement; (3) the change of ownership is not expected to have a material effect on the nature, extent, or quality of the services provided by ARI to the Small/Mid Cap Value Fund; (4) ARI’s historical investment performance with respect to its management of the Small/Mid Cap Value Fund has been satisfactory; and (5) the substance of the Board’s discussion with representatives of ARI at the January Meeting.

The Board considered that the change of the ownership of ARI would result in the assignment of the Previous ARI Sub-Advisory Agreement between ARI and the Advisor, on behalf of the Small/Mid Cap Value Fund, under the 1940 Act.  Because of the anticipated assignment and the termination of the Previous ARI Sub-Advisory Agreement upon the closing of the change of ownership, the Trustees, and by a separate vote, the Independent Trustees, approved the ARI Sub-Advisory Agreement between the Advisor and ARI, which became effective following the change of ownership.

At the January Meeting, the Board reviewed a copy of the ARI Sub-Advisory Agreement.  The Board considered that the ARI Sub-Advisory Agreement provided for the same range of services and fees as the Previous ARI Sub-Advisory Agreement, and, most importantly, that the ARI Sub-Advisory Agreement was similar in all material respects to the Previous ARI Sub-Advisory Agreement, except for the date.  Additionally, given that the fee provided under the ARI Sub-Advisory Agreement was identical to the fee under the Previous ARI Sub-Advisory Agreement, the Board’s prior deliberations at the May 20, 2009 Board meeting (the “May 2009 Meeting”), when the continuance of the Previous ARI Sub-Advisory Agreement was last approved, remained relevant.

In connection with the Board’s consideration of the continuation of the Previous ARI Sub-Advisory Agreement at the May 2009 Meeting, the Board considered information relating to:  (i) the nature, extent, and quality of the services that ARI provided to the Small/Mid Cap Value Fund; (ii) ARI’s reputation, investment management business, personnel, and operations; (iii) ARI’s brokerage and trading policies and practices; (iv) the level of sub-advisory fees charged by ARI and a comparison of those fees to the fees:  (a) charged by ARI to comparable accounts ARI managed, including registered and unregistered investment companies or other pooled investment vehicles, as applicable, and (b) paid by certain other registered investment companies (or their investment advisors) having investment objectives similar to that of the Small/Mid Cap Value Fund; (v) ARI’s compliance program; (vi) ARI’s performance returns managing the Small/Mid Cap Value Fund, and such performance comparisons to a relevant index; and (vii) ARI’s financial condition.  The Board also considered and analyzed other information and factors that the Board deemed relevant with respect to ARI, including:  ARI’s management style; the qualifications and experience of the persons responsible for the day-to-day management of the Small/Mid Cap Value Fund; and ARI’s staffing levels and overall resources.

At the May 2009 Meeting, the Board reviewed the nature, quality, and extent of the services provided by ARI to the Small/Mid Cap Value Fund.  The Board discussed the specific investment process employed by ARI in managing the assets of the Small/Mid Cap Value Fund allocated to ARI, the qualifications of ARI’s investment management team with regard to implementing the Small/Mid Cap Value Fund’s investment mandate, and ARI’s performance record as compared to the relevant benchmark.  The Board considered ARI’s infrastructure and whether ARI appeared to support its investment strategy adequately.  The Board also discussed the Advisor’s favorable assessment as to the nature and quality of the sub-advisory services provided by ARI.  The Board determined that the Small/Mid Cap Value Fund would continue to benefit from the quality and experience of ARI’s portfolio managers.  Based on their consideration and review of the foregoing factors, the Board concluded that the nature, extent, and quality of the sub-advisory services to be provided by ARI under the Previous ARI Sub-Advisory Agreement, as well as ARI’s ability to render such services based on its experience, operations, and resources, were appropriate for the Small/Mid Cap Value Fund, in light of the Small/Mid Cap Value Fund’s investment objective.

The Board considered ARI’s investment performance with respect to its management of the Small/Mid Cap Value Fund since 2006 as a factor in evaluating the continuation of the Previous ARI Sub-Advisory Agreement at the May 2009 Meeting.  The Board also compared this historical performance to a relevant benchmark, and concluded that the historical performance record for ARI, viewed together with the other factors considered by the Board, supported a decision to approve the continuation of the Previous ARI Sub-Advisory Agreement.

At the May 2009 Meeting, the Board discussed the services rendered by ARI and evaluated the compensation to be paid to ARI by the Advisor.  The Board also considered comparisons of the fees to be paid to ARI by the Advisor with the fees charged by ARI to its other clients.  The Board noted that the fee schedule of ARI included a breakpoint that would reduce ARI’s fees as assets in the Small/Mid Cap Value Fund increased.  Based on their discussion, the Board concluded that, in light of the quality and extent of the services to be provided, the fees to be paid to ARI with respect to the assets to be allocated to ARI appeared to be within a reasonable range.

Based on these factors, the determination of the Advisor at the conclusion of its due diligence process, and such other matters as were deemed relevant, the Board, at the May 2009 Meeting, concluded that the fee rate was reasonable in relation to the services to be provided to the Small/Mid Cap Value Fund by ARI.  As a result, the Board approved the continuation of the Previous ARI Sub-Advisory Agreement at the May 2009 Meeting.

At the January Meeting, the Board considered its analysis at the May 2009 Meeting.  In addition, the Board considered ARI’s recent investment performance in managing the Small/Mid Cap Value Fund as an important factor in evaluating the ARI Sub-Advisory Agreement.  The Board compared this performance to a relevant benchmark.  The Board concluded that the performance record for ARI in managing the Small/Mid Cap Value Fund supported a decision to approve the ARI Sub-Advisory Agreement.

After consideration of the foregoing factors and such other matters as were deemed relevant, including the Board’s deliberations at the May 2009 Meeting, and with no single factor identified as being of paramount importance, the Board, including a majority of the Independent Trustees, with the assistance of independent counsel, concluded at the January Meeting that the approval of the ARI Sub-Advisory Agreement was in the best interest of the Small/Mid Cap Value Fund, and approved the ARI Sub-Advisory Agreement with respect to the Small/Mid Cap Value Fund.

GENERAL INFORMATION

Administrative and Accounting Services

U.S. Bancorp Fund Services, LLC (“USBFS”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Trust’s administrator and monitors the compliance of the Trust.  USBFS updates the Trust’s registration statement and prepares tax returns, among other duties.

Principal Distribution Arrangements

Capital Brokerage Corporation, located at 6620 West Broad Street, Building 2, Richmond, Virginia 23230, an affiliate of the Advisor, acts as the distributor (the “Distributor”) the Trust’s shares pursuant to a Distribution Agreement with the Trust. The Distribution Agreement requires the Distributor to use its best efforts to distribute the Funds’ shares.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2009, the Small/Mid Cap Value Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of February 26, 2010, the Small/Mid Cap Value Fund had 5,609,964 outstanding shares, and net assets of $49,272,405.  The direct and indirect owners of more than 5% of the outstanding shares of the Small/Mid Cap Value Fund as of February 26, 2010 are listed below:

Control Persons of the Small/Mid Cap Value Fund
Name and Address	Shares	% Ownership	Type of Ownership
Pershing LLC Attn Mutual Funds P.O. Box 2052 Jersey City, NJ 07303-2052	2,653,539	47.30%	Record
TD Ameritrade Inc. For the Exclusive Benefit of Our Customers P.O. Box 2226 Omaha, NE 68103-2226	2,071,944	36.93%	Record
Genworth Financial Trust Company FBO GFWM, Mutual Clients and Other Custodial Clients 3200 N. Central Avenue Phoenix, AZ 85012-2425	588,022	10.48%	Record

SHAREHOLDER REPORTS

Additional information about the Small/Mid Cap Value Fund is available in the Trust’s annual and semi-annual reports to shareholders.  In the Trust’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Small/Mid Cap Value Fund’s performance during its last fiscal year.  The Trust’s most recent annual report for the period ended March 31, 2009 and most recent semi-annual report for the period ended September 30, 2009 have been sent to shareholders. A copy of the Trust’s most recent shareholder reports may be obtained, without charge, by writing the AssetMark Funds, care of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, or by calling (888) 278-5809 (toll-free).